UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: January 20, 2010

(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27275	04-3432319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Cambridge Center, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 444-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On January 19, 2010, Ronald L. Graham notified Akamai Technologies, Inc. (“Akamai,” the “Registrant,” or the “Company”) that he has voluntarily determined not to stand for re-election as a Director of the Company at the next annual meeting of stockholders and, therefore, is resigning from the Board of Directors effective as of May 17, 2009. On January 20, 2010, the Board of Directors of the Company voted to reduce the size of the Board of Directors to 11 members effective upon the resignation of Mr. Graham.

(e)

I. 2010 Executive Compensation

On January 20, 2010, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company adopted cash and equity compensation programs for 2010 for the following executive officers: Paul Sagan, Chief Executive Officer; Debra Canner, Senior Vice President – Human Resources; Melanie Haratunian, Senior Vice President and General Counsel; Robert Hughes, Executive Vice President – Global Sales, Services & Marketing; and J. Donald Sherman, Chief Financial Officer (collectively, the “Executives”).

Each of the cash incentive components of the 2010 compensation program provides for an annual base salary and a cash bonus, the amount of such bonus to be determined based upon the achievement of certain pre-determined individual and corporate performance objectives. Specifically, each Executive’s cash bonus is weighted as follows: 80% based on Akamai’s achievement of revenue and normalized earnings per share targets for fiscal year 2010 and 20% based on achievement of individual or departmental performance goals. For Mr. Hughes, the portion of his bonus that is based on Akamai’s financial performance also requires achievement against a third component, a measure of the financial performance of Akamai’s Advertising Decision Solutions operations. The new base salaries will take effect on April 1, 2010. Below, we use the term “2010 base salary earnings” to refer to the sum of amounts paid in 2010 under the salary in effect between January 1, 2010 and March 31, 2010 plus those paid in 2010 under the salary in effect between April 1, 2010 and December 31, 2010.

For Mr. Sagan, his new base salary will be $625,000 with a target cash bonus equal to 125% of his 2010 base salary earnings and a maximum cash bonus equal to 225% of his 2010 base salary earnings. For Ms. Canner, her new base salary will be $284,625 with a target cash bonus equal to 50% of her 2010 base salary earnings and a maximum cash bonus equal to 90% of her 2010 base salary earnings. For Ms. Haratunian, her new base salary will be $336,375 with a target cash bonus equal to 50% of her 2010 base salary earnings and a maximum cash bonus equal to 90% of her 2010 base salary earnings. For Mr. Hughes, his new base salary will be $429,525 with a target cash bonus equal to 125% of his 2010 base salary earnings and a maximum cash bonus equal to 225% of his 2010 base salary earnings. For Mr. Sherman, his new base salary will be $429,525 with a target cash bonus equal to 75% of his 2010 base salary earnings and a maximum cash bonus equal to 135% of his 2010 base salary earnings.

As described in the table below, each Executive was also granted stock options and restricted stock units (“RSUs”) under the 2010 compensation program as follows:

Name	Dollar Value of Stock Option Awards	Number of Annual Performance-Based Vesting Restricted Stock Units Granted	Number of Three- Year Performance- Based Vesting Restricted Stock Units Granted (maximum deliverable)
Paul Sagan	$1,000,000	74,212	37,106
Debra Canner	$141,667	10,513	5,257
Melanie Haratunian	$141,667	10,513	5,257
Robert W. Hughes	$500,000	37,106	18,553
J. Donald Sherman	$500,000	37,106	18,553

The options will have an effective date of the second day following the Company’s release of financial results for fiscal year 2009; the effective date is expected to be February 5, 2010. The aggregate number of options to be granted to each individual shall be calculated by applying a Black-Scholes option pricing model to the value set forth in the chart above based on the closing sale price of Akamai’s common stock as reported on the Nasdaq Global Select Market on the effective date. Such price shall also be the exercise price for the options. The options will vest in accordance with the following schedule: 25% vest on the first anniversary of the effective date and the remaining 75% vest in equal quarterly installments of 6.25% thereafter. Options are subject to the terms of the Company’s standard form of non-statutory stock option agreement previously filed on May 26, 2009 with the Securities and Exchange Commission.

Each RSU represents the right to receive one share of Akamai common stock upon vesting. Annual performance-based vesting RSUs (the “Base RSUs”) vest in 33% annual installments on the second business day following the date on which the Company releases its financial results for the preceding fiscal year only if the Company achieved an enumerated revenue and normalized earnings per share target during such preceding fiscal year. Three-Year performance-based vesting RSUs (the “Three-Year Cumulative Performance RSUs”) will only vest to the extent that the Company exceeds specified cumulative revenue and earnings per share targets for fiscal years 2010, 2011 and 2012. The maximum number of Three-Year Cumulative Performance RSUs that may vest is equal to 50% of the number of Base RSUs granted on the same date that have subsequently vested; the maximum vesting would only occur if the Company meets or exceeds 108% of its weighted average cumulative revenue and earnings per share targets for fiscal years 2010, 2011 and 2011. No Three-Year Cumulative Performance RSUs will vest if the Company fails to exceed the applicable weighted average target. If the Company’s cumulative revenue and/or earnings per share results for the applicable years is between 100% and 108% of the weighted average target, between zero Three-Year Cumulative Performance RSUs and the maximum deliverable amount set forth above will vest. The foregoing description of the RSUs is qualified in its entirety by the text of the relevant RSU agreement, each of which was previously filed with the Securities and Exchange Commission on May 26, 2009.

II. 2009 Special Bonus Award

On January 20, 2010, the Board of Directors of the Corporation exercised its discretion to award Mr. Sagan a special bonus of $50,000. This special bonus was awarded to Mr. Sagan in light of his contribution to Akamai’s financial performance in 2009 and to the overall success and achievement of Akamai in a challenging economic environment. The bonus is scheduled to be paid in February 2010.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2010	AKAMAI TECHNOLOGIES, INC.

	By:	/s/ Melanie Haratunian
Melanie Haratunian, Senior Vice President and General Counsel

EXHIBIT INDEX

None